Exhibit 99.1

Aethlon Medical® Announces Definitive Agreement with DaVita Clinical Research and Site Location and Principal Investigator of Hepatitis C Virus (HCV) Clinical Study

SAN DIEGO, May 20, 2014 /PRNewswire/ -- Aethlon Medical, Inc. (OTCQX:AEMD), the pioneer in developing selective therapeutic filtration devices to address infectious disease, cancer and other life-threatening conditions, announced today that it has entered into a definitive agreement with DaVita Clinical Research (DCR) to provide clinical management services to support the forthcoming feasibility study of the Aethlon Hemopurifier®. The Hemopurifier is a first-in-class therapeutic device that targets the rapid elimination of circulating viruses and tumor-secreted exosomes that suppress the immune system of cancer patients. Aethlon further announced that the Principal Investigator for this study will be Dr. Stephen Z. Fadem.

The clinical trial site location will be DaVita MedCenter Dialysis in Houston. Dr. Fadem is co-medical director of DaVita MedCenter Dialysis and this center is one of the three largest dialysis centers in the country with 72 treatment stations.

Aethlon previously disclosed that the United States Food and Drug Administration (FDA) had approved an Investigational Device Exemption (IDE) that allows the Company to initiate human feasibility studies of the Aethlon Hemopurifier in the United States. Under the feasibility study protocol, Aethlon is to treat ten ESRD patients infected with Hepatitis C virus (HCV) to demonstrate the safety of Hemopurifier therapy. Successful completion of the feasibility study will set the stage for Aethlon to conduct pivotal studies required for market clearance to treat HCV and potentially other disease indications.

"The combination of DCR, DaVita MedCenter Dialysis, and Dr. Fadem provides Aethlon with the ideal team of professionals and infrastructure with which to conduct our infectious disease clinical study. Additionally, their proximity to M.D. Anderson Cancer Center and other specialty facilities located within the Texas Medical Center provide for a unique location to conduct future clinical investigations of Hemopurifier® therapy in a variety of life-threatening health conditions,” stated Aethlon Medical CEO Jim Joyce.

DCR is a specialty contract research organization (CRO) with experience in conducting more than 300 early phase clinical trials.  As a subsidiary of DaVita Healthcare Partners Inc, DCR has access to one third of the total U.S. ESRD patient population and maintains a network that exceeds 150 investigative physicians’ practices at more than 250 clinical sites.

Dr. Fadem is a practicing Houston nephrologist and is currently the Chief Medical Officer at Kidney Associates, PLLC and the Medical Director for the Houston Kidney Center Integrated Service Network at DaVita Kidney Care, a division of DaVita HealthCare Partners Inc. He began practice in 1978 after completing a renal fellowship at The University of Texas Health Science Center in San Antonio. He is a graduate of the University of Oklahoma College of Medicine, and did his internal medicine residency at The University of Texas and MD Anderson Hospital in Houston. He is a Clinical Professor of Medicine at Baylor College of Medicine.

He is a Fellow of the American College of Physicians, Fellow of the American Society of Nephrology, diplomat of the American Board of Quality Assurance and Utilization Review Physicians (CHCQM - Certified Health Care Quality Management), and a member of the International Society of Nephrology, Renal Physicians Association, the American Association of Kidney Patients and The National Kidney Foundation. He is active in quality management, credentialing and peer review for his dialysis centers.

On a national level, he is co-chairman of the Medical Advisory Board of the American Association of Kidney Patients, and a past vice-president of the Board of Directors. He has also served on the Board of Directors of the Renal Physicians Association, and actively serves on two national RPA committees, the Government Affairs Committee and the Health Finance Committee. Dr. Fadem has been active in the Forum of ESRD (end stage renal disease) Networks and was a member of the CMS Clinical Performance Measures Committee. He lectures frequently on dialysis management, preventive nephrology, vascular calcification, anemia, patient education, CKD education, computer technology and computer security. Dr. Fadem is a co-editor of AAKP Renalife and is a reviewer for several peer reviewed journals.

Dr. Fadem has been nationally recognized by receiving the American Association of Kidney Patient's Nova Award, the National Kidney Foundation's Distinguished Service Award. He has also received the National Kidney Foundation's Presidents Award and the Myron L. Jenkins Award. He has been awarded the Peter Lundin Award for his contributions to patient education and The Visionary Award for his contributions to CKD education. He is the 2013 winner of the DaVita Core Value Award for Continuous Improvement. He has been named as one of America's Top Doctors by Castle Connolly and US News and World Report, and is consistently ranked as a Top Doctor in Houston by Texas Magazine.

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About DaVita Kidney Care

DaVita Kidney Care is a division of DaVita HealthCare Partners Inc., a Fortune 500® company that, through its operating divisions, provides a variety of health care services to patient populations throughout the United States and abroad. A leading provider of dialysis services in the United States, DaVita Kidney Care treats patients with chronic kidney failure and end stage renal disease. DaVita Kidney Care strives to improve patients’ quality of life by innovating clinical care, and by offering integrated treatment plans, personalized care teams and convenient health-management services. As of March 31, 2014, DaVita Kidney Care operated or provided administrative services at 2,098 outpatient dialysis centers located in the United States serving approximately 165,000 patients. The company also operated 75 outpatient dialysis centers located in 10 countries outside the United States. DaVita Kidney Care supports numerous programs dedicated to creating positive, sustainable change in communities around the world. The company’s leadership development initiatives and social responsibility efforts have been recognized by Fortune, Modern Healthcare, Newsweek and WorldBlu. For more information, please visit DaVita.com.

About Aethlon Medical, Inc.

Aethlon Medical creates innovative medical devices to address life-threatening diseases. The Aethlon ADAPT™ (Adaptive Dialysis-like Affinity Platform Technology) establishes the basis for a new class of therapeutics that target the rapid elimination of disease enabling particles from the circulatory system of treated patients.  The lead Aethlon ADAPT™ product is the Hemopurifier®, a device that addresses a broad-spectrum of viral pathogens as well as tumor-secreted exosomes that suppress the immune system of cancer patients.  Aethlon is also operating under two government contracts with the Defense Advanced Research Projects Agency (DARPA) related the development of a medical device to reduce the incidence of sepsis. Exosome Sciences, Inc. is a majority owned Aethlon subsidiary that is advancing exosome-based strategies to diagnose and monitor cancer and infectious disease progression.  Additional information can be found at www.AethlonMedical.com.

Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the ESI will not be able to commercialize its future products, that the FDA will not approve the initiation of the Company's existing or future clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce
Chairman and CEO
858.459.7800 x301
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

Marc Robins
877.276.2467
mr@aethlonmedical.com

DaVita Media Contact:
Bianca Violante

Office: 303.876.6614
Mobile: 443.417.6044
Bianca.Violante@DaVita.com

SOURCE Aethlon Medical, Inc.

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